                                                                    Exhibit 10

            FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

            This FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT entered into as of this 18th day of November, 2003 (this "First Amendment"), is hereby entered into among, on the one hand, the lenders identified on the signature pages hereto (such lenders, together with their respective assigns, are referred to hereinafter each individually as a "Lender" and collectively, the "Lenders") and WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), a California corporation, as the arranger and administrative agent ("Agent") for all the Lenders under the Loan Agreement (as hereinafter defined), and, on the other hand, AMTROL INC., a Rhode Island corporation (the "Administrative Borrower"), WATER SOFT INC., a Rhode Island corporation ("Water Soft") and AMTROL CANADA LTD., an Ontario corporation (together with the Administrative Borrower and Water Soft, each individually a "Borrower," and individually and collectively, jointly and severally, "Borrowers").

                                    RECITALS

            WHEREAS, Lenders, Borrowers, Amtrol Holdings, Inc. ("Holdings"), and Agent have executed and delivered that certain Loan and Security Agreement dated as of December 26, 2001 (as may be amended, modified or supplemented from time to time, the "Loan Agreement");

            WHEREAS, Borrowers have requested that Ableco Finance LLC, a Delaware limited liability company (the "Term B Lender") increase its Term Loan B Commitment by $15,000,000 for the purpose of repurchasing and/or retiring certain of the Senior Subordinated Notes, funding certain capital investment programs and general working capital needs;

            WHEREAS, the Term B Lender, is willing to increase its Term Loan B Commitment but only upon certain terms and conditions set forth herein;

            WHEREAS, Borrowers have requested a reduction in the Revolver Commitments from $35,000,000 to $30,000,000, and the Lenders have agreed to such reduction;

            WHEREAS, Borrowers have also requested that the Lenders consent to an increase of the principal amount of the Other Senior Debt (as defined in the Loan Agreement) from the Other Senior Lenders (as defined in the Loan Agreement) in an amount up to $6,300,000 in order to repurchase and/or retire certain of the Senior Subordinated Notes at a price which will not be greater than 85% of the principal amount of such Senior Subordinated Notes to be repurchased and/or retired;

            WHEREAS, in connection with the increased Term Loan B Commitment to repurchase and/or retirement of the Senior Subordinated Notes, Borrowers have requested that the Lenders waive Borrowers' compliance with the covenants set forth in Sections 7.1(f)(ii), 7.8(a), 7.8(c) and 7.14 of the Loan Agreement;

            WHEREAS, pursuant to the Section 14(b) of the Intercreditor Agreement, dated as of December 26, 2001 (as hereafter modified, amended and/or restated from time to time, the "Intercreditor Agreement"), among the Agent and the Other Senior Lenders, Borrowers, and Amtrol Holdings, Inc. and Amtrol International Investments, Inc., as guarantors, the Agent must provide prior written consent to the Other Senior Lenders prior to the effectiveness of amendment to the Other Senior Debt Loan Agreement (as defined in the Loan Agreement) that could reasonably be expected to adversely affect the Lenders;

            WHEREAS, Borrowers and the Other Senior Lenders request that the Lenders consent to an amendment of the Other Senior Debt Loan Agreement in the form of the Second Amendment to Loan and Security Agreement, dated as of November 18, 2003, attached as Annex I hereto which will permit Borrowers to incur from time to time additional Other Senior Debt in an aggregate principal amount of up to $6,300,000 (the "Cypress Second Amendment");

            WHEREAS, Borrowers have requested, and the Lenders and Agent have agreed to, the modifications, amendments and waivers of the Loan Agreement as set forth herein; and

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and conditions set forth herein Borrowers, the Guarantors and the Lenders hereby agree as follows:

            SECTION 1. RELATION TO THE LOAN AGREEMENT; DEFINITIONS.

            1.1 RELATION TO LOAN AGREEMENT. This First Amendment constitutes an integral part of the Loan Agreement and shall be deemed to be a Loan Document for all purposes. Upon the effectiveness of this First Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement," "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

            1.2 CAPITALIZED TERMS. For all purposes of this First Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement.

                    SECTION 2. AMENDMENT TO LOAN AGREEMENT.

            2.1 AMENDMENT TO SECTION 1.

                  (a) Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

            "Excess Cash Flow" means, with respect to any Person for any period,
(i) Consolidated EBITDA for such period less (ii) the sum of (A) all Consolidated Interest Expense paid in cash for such period, (B) the cash portion of Capital Expenditures made by such Person or any of its Subsidiaries during such period to the extent permitted to be made under this Agreement, (C) the cash portion of income tax payments of such Person and its Subsidiaries paid during such period, (D) all scheduled and mandatory cash principal payments on Term Loan A made during such period, and (E) all scheduled and mandatory cash principal payments on Term Loan B made during such period.

            "First Amendment Effective Date" means November 18, 2003.

            "Fixed Charge Coverage Ratio" has the meaning set forth in Section 7.20(a)(ii).

            "Senior Debt" means the sum of (a) the amount of the Revolver Usage plus (b) the outstanding principal amount of the Term Loans.

            "Senior Debt to Consolidated EBITDA Ratio" means, with respect to the Loan Parties for any period, the ratio of (a) the aggregate amount of Senior Debt of the Loan Parties as of the last day of such period, to (b) the TTM Consolidated EBITDA for such period.

            "Senior Debt to North American EBITDA Ratio" means, with respect to the Loan Parties for any period, the ratio of (a) the aggregate amount of Senior Debt of the Loan Parties as of the last day of such period, to (b) the TTM North American EBITDA for such period.

            "Term Loan B PIK Amount" means as of any date of determination, the amount of all interest accrued with respect to the Term Loan B that has been paid-in-kind by being added to the balance thereof in accordance with Section 2.6.

            "TTM Consolidated EBITDA" means, as of any date of determination, the Consolidated EBITDA of such Person and its Subsidiaries for the 12 month period most recently ended.

            "TTM North American EBITDA" means, as of any date of determination, the Consolidated EBITDA of the Loan Parties for the 12 month period most recently ended.

                  (b) Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Base Rate" in its entirety and replacing it with the following definition:

            "Base Rate" means, (a) for all Obligations except the Term Loan B, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate," with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate; and (b) for Term Loan B, the greater of (i) 4% or (ii) the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate," with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                  (c) Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Base Rate Term Loan Margin" in its entirety and replacing it with the following definition:

            "Base Rate Term Loan Margin" means, (a) with respect to Term Loan A,
0.75 percentage points and (b) with respect to Term Loan B, 3.50 percentage points.

                  (d) Section 1.1 of Loan Agreement is hereby further amended by deleting the definition of "Consolidated EBIT" in its entirety and replacing it with the following definition:

            "Consolidated EBIT" means, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense; (iv) non-cash amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income, (v) non-cash losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses,
            (vi) any other non-cash charges which have been subtracted in calculating Consolidated Net Income for such period, (vii) any non-recurring non-cash charge or restructuring charge to the extent deducted in determining Consolidated Net Income and (viii) the cumulative effect of any change in accounting principles, less (B) the sum of, (i) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, in each case, for AMTROL and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, and (ii) the amount for such period of gains resulting from or in connection with the repurchase and/or retirement of any Indebtedness (including the Senior Subordinated Notes)."

                  (e) Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Maximum Revolver Amount" in its entirety and replacing it with the following definition:

            "Maximum Revolver Amount" means, as of any date of determination, the difference between (a) $30,000,000 and (b) the aggregate outstanding principal amount of Term Loan A.

                  (f) Section 1.1 of the Loan Agreement is hereby further amended by deleting paragraphs (d) and (e) of the definition of "Pro Rata Share" and replacing them with the following:

            "(d) with respect to a Lender's obligation to make the Term Loan B and receive payments of interest (including the Term Loan B PIK Amount), fees, and principal with respect thereto, (i) prior to the making of the Term Loan B, the percentage obtained by dividing (x) such Lender's Term Loan B Commitment, by (y) the aggregate amount of all Lenders' Term Loan B Commitments, and (ii) from and after the making of the Term Loan B, the percentage obtained by dividing (x) the principal amount of such Lender's portion of the Term Loan B Amount

            (excluding the Term Loan B PIK Amount) by (y) the Term Loan B Amount, and

            (e) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment plus the unpaid amount of such Lender's portion of the outstanding Term Loan A plus the unpaid principal amount of such Lender's portion of the outstanding Term Loan B (excluding the Term Loan B PIK Amount) by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the unpaid principal amount of the outstanding Term Loan A plus the unpaid principal amount of the Term Loan B (excluding the Term Loan B PIK Amount); provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Advances plus the unpaid principal amount of such Lender's portion of the outstanding Term Loan A plus the unpaid principal amount of such Lender's portion of the outstanding Term Loan B (excluding the Term Loan B PIK Amount) by (B) the principal amount of all outstanding Advances plus the unpaid principal amount of the outstanding Term Loan A plus the unpaid principal amount of the outstanding Term Loan B (excluding the Term Loan B PIK Amount)."

                  (g) Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Term Loan B Amount" in its entirety and replacing it with the following definition:

            "Term Loan B Amount" means $20,312,500.

                  (h) Schedule C-1 of the Loan Agreement hereby is deleted in its entirety and the attached Schedule C-1 hereby is substituted in lieu thereof.

            2.2 AMENDMENT TO SECTION 2.2(B).

            Section 2.2(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following new Section:

            "(b) TERM LOAN B.

            (i) Subject to the terms and conditions of this Agreement, each Lender with a Term Loan B Commitment agrees to make certain term loans (collectively, the "Term Loan B") to Borrowers in an amount equal to $7,500,000 on the Closing Date and in amount equal to $15,000,000 on the First Amendment Effective Date.

            (iii) The Term Loan B made pursuant to Section 2.2(b)(i) shall be repaid on the first day of each calendar quarter commencing April 1, 2002 in an amount equal to $312,500.

            (iv) The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan B made pursuant to Section 2.2(b)(i) shall be due and payable on the earlier of (x) the date that is the fourth anniversary of the Closing Date and (y) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan B shall constitute Obligations."

            2.3 AMENDMENT TO SECTION 2.4(c).

                  (a) Section 2.4(c) of the Loan Agreement is hereby amended by inserting the following new clause (vi) immediately following clause (v) of said
Section:

            "(vi) Within 10 days of delivery to Agent and the Lenders of audited annual financial statements pursuant to Section 6.3(b)(i), commencing with the delivery to the Agent and Lenders of the financial statements for fiscal year 2004 or, if such financial statements are not delivered to Agent and Lenders on the date such statements are required to be delivered pursuant to Section 6.3(b), 10 days after the date such statements are required to be delivered pursuant to Section 6.3(b), Borrowers shall prepay the outstanding principal amount of the Term Loan B in an amount equal to 50% of the Excess Cash Flow of Borrowers and their Subsidiaries for such fiscal year. Notwithstanding anything to the contrary contained herein, to the extent Excess Availability is less than or equal to $1,500,000 immediately after giving effect to any prepayment of the Term Loan B pursuant to this Section 2.4(c)(vi), no such prepayment of the Term Loan B shall be made and (A) Agent shall apply such amounts to the payment of the Advances, to cash collateralize the Letters of Credit and, concurrently with such payment of the Advances and cash collateralization of the Letters of Credit, establish and maintain a corresponding reserve against Availability in an amount equal to such amount, and (B) the amount that is applied to the Advances and to cash collateralize the Letters of Credit pursuant to subclause
(A) above shall be applied to the prepayment of the Term Loan B, and the corresponding reserve against the Borrowing Base and the Maximum Revolver Amount shall be released, at such time and from time to time as Excess Availability is greater than $1,500,000."

            2.4 AMENDMENT TO SECTION 2.6(a).

                  (a) Section 2.6(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following new Section:

"(a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a portion of the Term Loan A that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Term Loan A Margin, (iii) if the relevant Obligation is a portion of Term Loan A that is a Base Rate Loan, at a per annum rate equal to the applicable Base Rate plus the applicable Base Rate Term Loan Margin, (iv) if the relevant Obligation is Term Loan B, at a per annum rate equal to applicable the Base Rate plus the applicable Base Rate Term Loan Margin and (v) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

In addition to any other interest provided for in this Agreement, the Term Loan B (inclusive of any Term Loan B PIK Amount) shall bear additional interest on the amount thereof outstanding from time to time at a per annum rate of 3.50% to be paid-in-kind (in the absence of an election by Borrower to pay all or part of such interest in cash) by being added to the principal balance of the Term Loan B (inclusive of any Term Loan B PIK Amount theretofore so added); provided, however, that Borrower shall pay in cash all accrued and unpaid interest on the Term Loan B (including the Term B Loan PIK Amount) on the earlier of (i) the date that is the fourth anniversary of the Closing Date and (ii) the date of the termination of this Agreement, whether by its terms, prepayment or by acceleration."

            2.5 AMENDMENT TO SECTION 7.8(a).

            Section 7.8(a) of the Loan Agreement is hereby amended by restating said Section in its entirety as follows:

                  "(a) except in connection with a refinancing permitted by
Section 7.1(f), prepay, redeem, defease, purchase or otherwise acquire any Indebtedness other than (i) the Obligations in accordance with this Agreement,
(ii) the Indebtedness described in Section 7.1(c) and (h), and (iii) the purchase of the Senior Subordinated Notes so long as (1) no Default or Event of Default has occurred and is continuing or would result therefrom, (2) the price paid to repurchase and/or retire such Senior Subordinated Notes is not greater than 85% of the principal amount of such Senior Subordinated Notes, and (3) the aggregate amount paid for all such Senior Subordinated Notes does not exceed $5,000,000."

            2.6 AMENDMENT TO SECTION 7.17.

            Section 7.17 of the Loan Agreement is hereby amended by inserting the following new text immediately following the text "(b) thereafter,":

            "(i) the purchase of the Senior Subordinated Notes in accordance with Section 7.8 and (ii)".

            2.7 AMENDMENT TO SECTION 7.20.

            Section 7.20 of the Loan Agreement is hereby amended by deleting
Section 7.20 in its entirety and replacing it with the following:

            "7.20 Financial Covenants.

            (a)   Borrowers will maintain:

                  (i)   Minimum EBITDA.

                        A. North American EBITDA, measured on a fiscal month-end or quarterly basis (as the case may be), of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:



 APPLICABLE AMOUNT                                     APPLICABLE PERIOD
     $2,500,000                Four months ended on or near January 31, 2002

     $3,360,000                Five months ended on or near February 28, 2002

     $5,110,000                Six months ended on or near March 31, 2002

     $5,740,000                Seven months ended on or near April 30, 2002

     $7,540,000                Eight months ended on or near May 31, 2002

     $9,780,000                Nine months ended on or near June 30, 2002

    $10,590,000                Ten months ended on or near July 31, 2002

    $11,550,000                Eleven months ended on or near August 31, 2002

    $13,990,000                Twelve months ended on or near September 30, 2002

    $14,480,000                Twelve months ended on or near October 31, 2002

    $14,700,000                Twelve months ended on or near November 30, 2002

    $14,900,000                Twelve months ended on or near December 31, 2002

    $13,300,000                Twelve months ended on or near December 31, 2003

    $13,700,000                Twelve months ended on or near March 31, 2004

    $12,500,000                Twelve months ended on or near June 30, 2004

    $13,100,000                Twelve months ended on or near September 30, 2004

    $12,600,000                Twelve months ended on or near December 31, 2004

    $12,600,000                Twelve months ended on or near March 31, 2005

    $12,800,000                Twelve months ended on or near June 30, 2005

    $13,000,000                Twelve months ended on or near September 30, 2005

    $13,200,000                Twelve months ended on or near December 31, 2005

An amount equal to the         Amount equal to the amount set forth opposite
greater of (a)                 hereto for each twelve month period on or near
$13,200,000 and (b) an         March 31, June 30, September 30 and December 31
amount equal to 80% of         of 2006
the North American
EBITDA reflected in the
Projections in form and
substance satisfactory
to Agent to be delivered
to Agent on or before
the date that is thirty
days before the first
day of the 2006 fiscal
year and utilizing
criteria similar to the
criteria that Agent used
to establish the
covenant levels above


                        B. Consolidated EBITDA, measured on a fiscal month-end or quarterly basis (as the case may be), of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:


 APPLICABLE AMOUNT                             APPLICABLE PERIOD
     $4,020,000                Four months ended on or near January 31, 2002

     $5,440,000                Five months ended on or near February 28, 2002

     $7,840,000                Six months ended on or near March 31, 2002

     $9,040,000                Seven months ended on or near April 30, 2002

    $11,600,000                Eight months ended on or near May 31, 2002

    $14,630,000                Nine months ended on or near June 30, 2002

    $16,150,000                Ten months ended on or near July 31, 2002

    $17,370,000                Eleven months ended on or near August 31, 2002

    $20,630,000                Twelve months ended on or near September 30, 2002

    $21,340,000                Twelve months ended on or near October 31, 2002

    $21,750,000                Twelve months ended on or near November 30, 2002

    $22,180,000                Twelve months ended on or near December 31, 2002

    $19,500,000                Twelve months ended on or near December 31, 2003

    $19,000,000                Twelve months ended on or near March 31, 2004

    $18,000,000                Twelve months ended on or near June 30, 2004

    $18,600,000                Twelve months ended on or near September 30, 2004

    $18,600,000                Twelve months ended on or near December 31, 2004

    $19,000,000                Twelve months ended on or near March 31, 2005

    $19,300,000                Twelve months ended on or near June 30, 2005

    $19,500,000                Twelve months ended on or near September 30, 2005

    $19,700,000                Twelve months ended on or near December 31, 2005

An amount equal to the         Amount equal to the amount set forth opposite
greater of (a)                 hereto for each twelve month period on or near
$19,700,000 and (b) an         March 31, June 30, September 30 and December 31
amount equal to 80% of         of 2006
the Consolidated EBITDA
based upon Projections
in form and substance
satisfactory to Agent to
be delivered to Agent on
or before the date that
is thirty days before
the first day of the
2006 fiscal year
utilizing criteria
similar to the criteria
that Agent used to
establish the covenant
levels above


                  (ii) Fixed Charge Coverage Ratio. Permit the ratio of (x) Consolidated Fixed Charges for any period commencing and ending on or near the dates set forth below for such period to (y) Consolidated EBITDA for such period (the "Fixed Charge Coverage Ratio") to be less than the amount set forth in the following table for such period set forth opposite thereto:

APPLICABLE RATIO                           APPLICABLE PERIOD
   1.0 to .73                January 1, 2002 to March 31, 2002

   1.0 to .88                January 1, 2002 to June 30, 2002

   1.0 to .93                January 1, 2002 to September 30, 2002

   1.0 to .92                January 1, 2002 to December 31, 2002

   1.0 to .92                4 fiscal quarters ended March 31, 2003

   1.0 to .94                4 fiscal quarters ended June 30, 2003

   1.0 to .91                4 fiscal quarters ended September 30, 2003

   1.0 to .88                4 fiscal quarters ended December 31, 2003

   1.0 to .85                4 fiscal quarters ended March 31, 2004

   1.0 to .76                4 fiscal quarters ended June 30, 2004

   1.0 to .78                4 fiscal quarters ended September 30, 2004

   1.0 to .77                4 fiscal quarters ended December 31, 2004

   1.0 to .85                4 fiscal quarters ended March 31, 2005

   1.0 to .92                4 fiscal quarters ended June 30, 2005

   1.0 to .97                4 fiscal quarters ended September 30, 2005

   1.0 to .54                4 fiscal quarters ended December 31, 2005

   1.0 to .97                For each 4 fiscal quarter period ended March 31,
                             2006, June 30, 2006 and September 30, 2006


                  (iii) Maximum Senior Debt to EBITDA Ratio. (x) A Senior Debt to Consolidated EBITDA Ratio, measured on a quarter-end basis of no more than 2.0:1.0 or (y) a Senior Debt to North American EBITDA Ratio, measured on a quarter-end basis of no more than 3:0:1.0.

                  (b) Capital Expenditures. Holdings will not, and will not permit any of its Subsidiaries that is not a Foreign Subsidiary to, make or incur Capital Expenditures in any fiscal year set forth below in excess of the amount set forth in the following table for the applicable fiscal year.

  FISCAL YEAR                                              AMOUNT
Fiscal Year 2002                                         $4,200,000

Fiscal Year 2003                                         $5,400,000

Fiscal Year 2004                                         $8,500,000

Fiscal Year 2005                                         $4,000,000

Fiscal Year 2006                                         $5,000,000


                        In addition to the foregoing, in the event that the amount of capital Expenditures permitted to be made hereby in any fiscal year of Borrowers (before giving effect to any increase in permitted Capital Expenditures amount pursuant to this paragraph) is greater than the amount of such Capital Expenditures actually made by Borrowers during such fiscal year, an amount equal to the lesser of (x) such excess and (y) (i) $1,500,000, with respect to the amount not utilized during the fiscal year 2004, or (ii) for any other fiscal year, $750,000, of the applicable Capital Expenditures amount set forth above may be carried forward and utilized to make additional Capital Expenditures in the immediately succeeding fiscal year; provided, that (A) Capital Expenditures made in any fiscal year shall be deemed made first in respect of amounts permitted for such fiscal year as provided above and second in respect of amounts carried forward from the prior fiscal year pursuant to this paragraph and (B) no amounts carried forward pursuant to this paragraph may be carried forward to any fiscal year thereafter."

                               SECTION 3. WAIVERS

            3.1 WAIVERS AND CONSENTS.

                  (a) Effective as of the Effective Date (as defined below), and in reliance upon the representations and warranties of Borrowers set forth in the Loan Agreement, this First Amendment and the other Loan Documents:

                        (i) the Lenders hereby: (A) waive any Event of Default that would arise under Section 8.2 of the Loan Agreement resulting from the noncompliance by Borrowers with the provisions of Sections 7.1(f)(ii), 7.8(a), 7.8(c) and 7.14 of the Loan Agreement by reason of Borrowers (x) incurring additional Other Senior Debt in the aggregate principal amount not to exceed $6,300,000 pursuant to the Cypress Second Amendment, (y) executing and agreeing to the Cypress Second Amendment and (z) repurchasing and/or retiring the Senior Subordinated Notes purchased by the Other Senior Lenders and (B) consent to (x) the incurrence by Borrowers of additional Indebtedness in an amount not to exceed $6,300,000 constituting Other Senior Debt pursuant to the Cypress Second Amendment, (y) the execution of and agreement to the Cypress Second Amendment and (z) the repurchase and/or the retirement of the Senior Subordinated Notes purchased by the Other Senior Lenders; and

                        (ii) in accordance with Section 14(b) of the Intercreditor Agreement, the Agent hereby consents to the Cypress Second Amendment, provided that the Other Senior Lenders acknowledge that such Indebtedness shall constitute Cypress Indebtedness (as defined in the Intercreditor Agreement) and shall be subject to the terms of the Intercreditor Agreement.

                  (b) Notwithstanding the foregoing, the waivers and consents set forth in clause (a) of this Section 3.1 shall only be effective for each incurrence by Borrowers of additional Other Senior Debt if: (i) both immediately before and immediately after the incurrence of such additional Other Senior Debt, there does not exists and is not continuing any Event of Default, (ii) Borrowers incur such Other Senior Debt on or prior to December 31, 2003, (iii) the aggregate principal amount of Other Senior Debt incurred by Borrowers pursuant to this First Amendment does not exceed $6,300,000, (iv) the proceeds of such additional Other Senior Debt is used to repurchase and/or retire the Senior Subordinated Notes, (v) the price paid to repurchase and/or retire each such Senior Subordinated Note is not greater than 85% of the principal amount of such Senior Subordinated Note, (vi) the repurchase and/or retirement will be made in compliance with all applicable laws and will not breach or otherwise result in a default under the Indenture and (vii) immediately prior to the incurrence by Borrowers of such additional Other Senior Debt, the chief financial officer of the Administrative Borrower provides to the Agent a certificate that will certify that Borrowers are in compliance with the requirements set forth in clauses (ii) through (v) above, providing reasonable detailed calculations (if necessary) and attaching such documentation as may be required by the Agent.

                  (c) The waivers and consents set forth above shall be specifically limited and subject to the matters set forth therein and the Lenders' and the Agent's granting of such waivers and consents shall not be construed as an indication that any future waiver or consent of covenants or any other provision of the Loan Agreement or Intercreditor Agreement will be agreed to, it being understood that the granting or denying of any waiver or consent which may hereafter be requested by Borrowers or the Other Senior Lenders remains in the sole and absolute discretion of the Lenders and the Agent.

          SECTION 4. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.

            4.1 REPRESENTATIONS.

                  Borrowers and Guarantors hereby represent and warrant to Agent and Lenders and that:

                  (a) Borrowers and Guarantors are duly organized and existing and in good standing under the laws of its respective jurisdiction of formation and is duly qualified to do business in every jurisdiction where the failure to be so qualified reasonably could be expected to have a Material Adverse Change;

                  (b) Borrowers and Guarantors each have all requisite power and authority necessary to enter into this First Amendment, to amend the Mortgages ("Mortgage Amendments"), to enter into the Cypress Second Amendment, to amend the mortgages securing the obligations of Borrowers to the Other Senior Lenders under the Other Senior Debt Loan Agreement (collectively, the "Related Cypress Amendments) and to perform its respective obligations under this First Amendment, the Mortgage Amendments, the Cypress Second Amendment and the Related Cypress Amendments;

                  (c) Borrowers and Guarantors each have taken all corporate action necessary to be taken by it to authorize the execution and delivery of this First Amendment, the Mortgage Amendments, the Cypress Second Amendment and the Related Cypress Amendments. This First Amendment, the Mortgage Amendments, the Cypress Second Amendment and the Related Cypress Amendments have been duly executed and delivered by Borrowers and Guarantors and constitute legal, valid and binding obligations of Borrowers and Guarantors, enforceable against Borrowers and Guarantors in accordance with their respective terms;

                  (d) After giving effect to the amendments and waivers herein, no event has occurred and no condition exists which constitutes a Default or an Event of Default under the Loan Agreement or the other Loan Documents; and

                  (e) The Loan Agreement and all other Loan Documents and all representations, warranties, terms and conditions therein remain in full force and effect, each Borrower and Guarantor hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent for the benefit of the Lenders, or to grant a security interest in or Lien on, any collateral as security for the obligations of the Borrowers or the Guarantors from time to time existing in respect of the Loan Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.

                           SECTION 5. MISCELLANEOUS.

            5.1 CONDITIONS TO EFFECTIVENESS. The amendments and waivers contained in Sections 2 and 3 above shall become effective as of the date when, and only when, the following conditions have been satisfied as determined in Agent's and Term B Lender's sole and absolute discretion (the first date upon which all such conditions have been satisfied being herein referred to as the "Effective Date"):

                  (a) duly executed counterparts of this First Amendment have been executed and delivered by Agent, Lenders, Borrowers, and Guarantors on or before the 18th day of November, 2003;

                  (b) Borrowers shall have delivered to Agent and Term B Lender opinions of Borrowers' counsel in form and substance satisfactory to Agent and Term B Lender;

                  (c) Borrowers shall have delivered to Agent and Term B Lender a certificate in form and substance satisfactory to Term B Lender from the Chief Financial Officer of the Administrative Borrower certifying that (i) the increase in Term Loan B as evidenced by this First Amendment is permitted under the terms and conditions of the Indenture and (ii) Borrowers have the ability to incur at least $2,500,000 of additional indebtedness under the terms and conditions of the Indenture after giving effect to the Term Loan B as increased by this First Amendment and the increase in the Other Senior Debt;

            (d) Borrowers shall have executed and delivered the Mortgage Amendments in the form attached hereto as Annex II and otherwise in form and substance satisfactory to Agent and Term B Lender;

            (e) the Agent and the Term B Lender shall have received (i) a copy of the Cypress Second Amendment and any other agreement, document or instrument related thereto, each certified by the Chief Executive Officer or Chief Financial Officer of the Administrative Borrower as true, complete and correct and in full force and effect on the Effective Date and (ii) a form of the Related Cypress Amendments to be filed by Borrowers and the Other Senior Lenders;

            (f) the Agent and the Term B Lender shall have received an acknowledgment, duly executed by each Other Senior Lender acknowledging and agreeing that (i) the additional Other Senior Debt to be incurred by Borrowers as permitted pursuant to this First Amendment shall constitute Cypress Indebtedness and be subject to the terms of the Intercreditor Agreement and (ii) the additional Term Loan B amounts to be incurred by Borrowers as permitted pursuant to this First Amendment shall constitute Foothill Indebtedness;

            (g) Borrowers shall have paid to Term B Lender an amendment fee in the amount of $300,000 in immediately available funds;

            (h) Borrowers shall have paid to Agent, for the account of the Lenders, an amendment fee in the amount of $60,000 in immediately available funds; and

            (i) Borrowers have paid all fees, costs and expenses incurred in connection with this First Amendment as of the date of this First Amendment, including, without limitation, legal fees and expenses of Paul, Hastings, Janofsky & Walker LLP, counsel to the Term B Lender, and Schulte Roth & Zabel LLP, counsel to Agent, as have been billed as of the date of this First Amendment.

      5.2 CONDITIONS SUBSEQUENT. The obligations of the Lender Group hereunder and the waivers contained in Section 3 above are subject to the fulfillment of Borrowers delivering endorsements to the title insurance policies for the Real Property Collateral in amounts and in form and substance satisfactory to Agent and Term B Lender on or before December 1, 2003 (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default).

      5.3 CROSS-REFERENCES. References in this First Amendment to any Section (or "Section") are, unless otherwise specified, to such Section (or "Section") of this First Amendment.

      5.4 SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      5.5 COUNTERPARTS. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this First Amendment by facsimile transmission shall be as effective as delivery of an originally executed counterpart hereof.

      5.6 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

      5.7 RATIFICATION. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any transaction or further action on the part of Borrowers or the Guarantors which would require the consent of the Lenders under the Loan Agreement.

      5.8 CONSENT OF GUARANTORS. Without limiting any waivers or any other provisions contained in its Guaranty, each Guarantor hereby consents to the terms of this First Amendment and hereby confirms and agrees that its Guaranty is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

                 [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date first above written.

                                            AMTROL INC.,
                                            a Rhode Island corporation

                                            By: /s/ Larry T. Guillemette
                                                --------------------------------
                                            Name:  Larry T. Guillemette
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                            WATER SOFT, INC.,
                                            a Rhode Island corporation

                                            By: /s/ Larry T. Guillemette
                                                --------------------------------
                                            Name:  Larry T. Guillemette
                                            Title: Chief Executive Officer and
                                                   President


                                            AMTROL CANADA LTD.,
                                            an Ontario corporation

                                            By: /s/ Larry T. Guillemette
                                                --------------------------------
                                            Name:  Larry T. Guillemette
                                            Title: President

                                            WELLS FARGO FOOTHILL, INC.
                                            (formerly known as Foothill Capital
                                            Corporation), a California
                                            corporation, as Agent and as a
                                            Lender


                                            By: /s/ Andrew T. Furlong III
                                                --------------------------------
                                            Name:  Andrew T. Furlong III
                                            Title: Vice President

                                            ABLECO FINANCE LLC,
                                            a Delaware limited liability
                                            company, on behalf of itself and its
                                            Affiliate assigns, as Lender and
                                            Term B Lender


                                            By: /s/ Kevin Genda
                                                --------------------------------
                                            Name:  Kevin Genda
                                            Title: Senior Vice President

THE FOREGOING FIRST AMENDMENT IS AGREED TO,
CONSENTED TO AND ACCEPTED BY THE GUARANTORS:

AMTROL HOLDINGS, INC.,
a Delaware corporation, as Guarantor

By: /s/ Larry T. Guillemette
    _________________________
Name:   Larry T. Guillemette
Title:  Treasurer


AMTROL INTERNATIONAL INVESTMENTS, INC.,
a Rhode Island corporation, as Guarantor

By: /s/ Larry T. Guillemette
    _________________________
Name:   Larry T. Guillemette
Title:  Chief Executive Officer and President

                                  SCHEDULE C-1
                                   COMMITMENTS

                                                                                              TERM LOAN B
                LENDER                  REVOLVER COMMITMENT*   TERM LOAN A COMMITMENT         COMMITMENT            TOTAL COMMITMENT
                ------                  --------------------   ----------------------         ----------            ----------------
Wells Fargo Foothill, Inc.               $30,000,000               $10,500,000                    -0-                $30,000,000

Ableco Finance LLC                       -0-                             -0-                $20,312,500              $20,312,500

All Lenders                              $30,000,000               $10,500,000              $20,312,500              $50,312,500

----------
* The Revolver Commitment is reduced by the amount of the outstanding principal of Term Loan A.

                           ACKNOWLEDGMENT AND CONSENT

            Without limiting any waivers of other provisions contained in the Intercreditor Agreement, each of the Other Senior Lenders hereby (1) acknowledges and consents to the terms of this First Amendment; (2) confirms and agrees that all amounts owed to Term B Lender constitute "Foothill Indebtedness" (as defined in the Intercreditor Agreement) and (3) confirms and agrees that all amounts owed to the Other Senior Lenders constitute "Cypress Indebtedness" (as defined in the Intercreditor Agreement) and shall be subject to the terms of the Intercreditor Agreement.

                                            CYPRESS MERCHANT BANKING
                                            PARTNERS L.P.

                                            By: CYPRESS ASSOCIATES, L.P.,
                                                  its General Partner

                                                  By: CYPRESS GROUP, L.L.C.,
                                                      its General Partner

                                                      By: /s/ David Spalding
                                                         _______________________
                                                      Name:
                                                      Title:


                                            CYPRESS OFFSHORE PARTNERS L.P.

                                            By: CYPRESS ASSOCIATES, L.P.,
                                                  its General Partner

                                                  By: CYPRESS GROUP, L.L.C.,
                                                        its General Partner

                                                        By: /s/ David Spalding
                                                           _____________________
                                                        Name:
                                                        Title:

                                     ANNEX I

                       [Form of Cypress Second Amendment]

                                    ANNEX II

                          [Form of Mortgage Amendments]